Consolidated Financial Statements of

FIRSTHAND TECHNOLOGIES INC.

December 31, 2007
(in Canadian dollars)

Deloitte & Touche LLP
800 - 100 Queen Street
Ottawa ON K1P 5T8
Canada

Tel: (613) 236-2442
Fax: (613) 236-2195
www.deloitte.ca

Report of Independent Registered Chartered Accountants

To the Directors and Shareholders of
FirstHand Technologies Inc.

We have audited the consolidated balance sheets of FirstHand Technologies Inc. as of December 31, 2007 and 2006 and the related consolidated statements of loss, comprehensive loss and deficit and cash flows for each of the two years in the period ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of FirstHand Technologies Inc. as at December 31, 2007 and 2006, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.

The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion.

“/s/ Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Licensed Public Accountants
April 2, 2008

COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS ON
CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company's financial statements, such as the change described in Note 3 to the consolidated financial statements. The standards of the Public Company Oversight Board (United States) also require the addition of an explanatory paragraph when financial statements are affected by conditions and events that raise substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Directors and Shareholders, dated April 2, 2008, is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles or permit a reference to such conditions and events in the auditors' report when these matters are properly accounted for and adequately disclosed in the financial statements.

“/s/ Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Licensed Public Accountants
April 2, 2008

FIRSTHAND TECHNOLOGIES INC.
Consolidated Financial Statements
December 31, 2007 and 2006

FIRSTHAND TECHNOLOGIES INC.
Consolidated Statements of Loss, Comprehensive Loss and Deficit
years ended December 31, 2007 and 2006
(in Canadian dollars except share data)

	2007	2006

Revenue
Product	$525,785	$611,625
Service	1,203,913	566,724

	1,729,698	1,178,349

Expenses
Research and development (Note 8)	3,409,682	2,895,425
Sales and marketing	1,042,943	1,368,024
General and administrative	1,761,523	1,781,293
Amortization	177,805	173,637
Severance	-	63,370
Foreign exchange loss (gain)	375,434	(198,523)

	6,767,387	6,083,226

Loss before undernoted items	(5,037,689)	(4,904,877)

Foreign exchange gain (loss) on redeemable share
capital (Note 6c)	3,024,378	(352,271)
Accretion of issue costs on redeemable
share capital (Note 6c)	(53,549)	(50,799)
Interest and other income	114,616	183,759

NET LOSS AND COMPREHENSIVE LOSS	(1,952,244)	(5,124,188)

DEFICIT, BEGINNING OF YEAR	(15,765,922)	(10,641,734)

DEFICIT, END OF YEAR	$(17,718,166)	$(15,765,922)

Net loss per Common share - basic and diluted	$(1.50)	$(3.93)

Weighted average number of Common shares
outstanding - basic and diluted	1,302,567	1,302,567

See accompanying notes to the consolidated financial statements

FIRSTHAND TECHNOLOGIES INC.
Consolidated Balance Sheets
as at December 31, 2007 and 2006
(in Canadian dollars)

	2007	2006

CURRENT ASSETS

Cash	$766,421	$4,759,396
Short-term investments	20,000	50,000
Accounts receivable	264,418	519,825
Investment tax credits receivable	1,000,000	910,436
Other receivables	21,846	14,951
Prepaid expenses	101,445	95,379

	2,174,130	6,349,987

CAPITAL ASSETS (Note 4)	352,824	483,911

	$2,526,954	$6,833,898

CURRENT LIAIBILITIES

Accounts payable and accrued liabilities	$1,159,431	$861,692
Current portion of deferred lease inducements	30,000	30,000
Deferred revenue	78,765	85,044
Convertible notes (Note 5)	297,390	-

	1,565,586	976,736

DEFERRED LEASE INDUCEMENTS	99,149	121,669
REDEEMABLE SHARE CAPITAL (Note 6)	17,758,065	20,728,894

	19,422,800	21,827,299

COMMITMENTS (Note 11)

SHAREHOLDERS' DEFICIENCY

Share capital (Note 7)	415,686	415,686
Contributed surplus (Note 7)	128,974	79,175
Accumulated other comprehensive loss (Note 3)	277,660	277,660
Deficit	(17,718,166)	(15,765,922)

	(16,895,846)	(14,993,401)

	$2,526,954	$6,833,898

APPROVED BY THE BOARD

/s/ David Karp	Director

/s/ Donovan Jones	Director

FIRSTHAND TECHNOLOGIES INC.
Consolidated Statements of Cash Flows
years ended December 31, 2007 and 2006
(in Canadian dollars)

	2007	2006

NET INFLOW (OUTFLOW) OF CASH RELATED
TO THE FOLLOWING ACTIVITIES:

OPERATING
Net loss	$(1,952,244)	$(5,124,188)
Items not involving cash
Amortization of capital assets	177,805	171,972
Amortization of deferred charges	-	1,665
Stock-based compensation	49,799	45,693
Accretion of issue costs, redeemable share capital	53,549	50,799
Unrealized foreign exchange loss (gain)	(3,024,378)	352,271
Amortization of deferred lease inducement	(22,520)	(12,250)
Changes in non-cash operating working capital
items (Note 13)	444,342	(299,985)

	(4,273,647)	(4,814,023)

FINANCING
Proceeds from issuance of redeemable
share capital, net of issue cost	-	6,867,631
Proceeds from issuance of convertible debentures	301,678	1,144,850
Repurchase of shares	-	(84,203)
Deferred charges	-	(17,362)

	301,678	7,910,916

INVESTING
Acquisition of capital assets	(46,718)	(54,840)
Disposition (acquisition) of short-term investments	30,000	(30,000)

	(16,718)	(84,840)

NET CASH INFLOW (OUTFLOW)	(3,988,687)	3,012,053

Impact of foreign exchange on cash	(4,288)	-

CASH, BEGINNING OF YEAR	4,759,396	1,747,343

CASH, END OF YEAR	$766,421	$4,759,396

Supplementary information:
Interest received	$111,154	$165,176
Income taxes paid	-	-

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

1.	DESCRIPTION OF BUSINESS AND GOING CONCERN

FirstHand Technologies Inc. (the "Corporation") was incorporated under the Business Corporation Act of Ontario on December 19, 2002.

On May 23, 2006, the Corporation changed its name from SIPquest Inc. to FirstHand Technologies Inc. FirstHand Technologies Corp., its wholly-owned subsidiary, was incorporated on August 28, 2003 in the State of Delaware as SIPquest Corp. and changed its name to FirstHand Technologies Corp. on September 26, 2006.

The Corporation’s products extend the functionality of numerous IP PBXs to a variety of smart phones and dual-mode devices empowering an enterprise’s workforce to go mobile with the same functionality as their office desktop through the Corporation's advanced fixed-mobile convergence (FMC) solution.

These consolidated financial statements have been prepared on a going concern basis, which implies the Corporation will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. The continuation of the Corporation as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Corporation to obtain necessary equity financing to continue operations and to generate revenue. There is no guarantee that the Corporation will be able to raise any equity financing or generate profitable operations. As at December 31, 2007, the Corporation has not yet achieved profitable operations and had an accumulated deficit of $17,718,166 since incorporation. These factors raise substantial doubt regarding the Corporation's ability to continue as a going concern. Management is implementing a plan to address these uncertainties to enable the Corporation to continue as a going concern through the end of fiscal 2008 and beyond. This plan includes new equity financing by CounterPath Corporation (Note 15) in amounts sufficient to sustain operations and to increase revenues from operations.

Realizable values may be substantially different from carrying values as shown in these financial statements should the Corporation be unable to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Corporation be unable to continue as a going concern.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and include the following significant accounting policies:

Basis of consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, FirstHand Technologies Corp. All intercompany accounts and transactions have been eliminated.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date. Gains or losses resulting from such translation are included in the determination of net loss. Revenue and expense accounts are translated at the average rates of exchange prevailing during the year.

The Corporation's subsidiary, FirstHand Technologies Corp., is considered to be an integrated subsidiary and the accounts in foreign currency are translated into Canadian dollars using the temporal method of foreign currency translation. Under this method, monetary assets and liabilities are translated at the rate of exchange in effect at year- end. Non-monetary items are translated at rates in effect on the dates of the transactions. Revenues and expenses are translated at rates in effect during the year, except for amortization, which is translated at the same rate as the asset to which it relates. Gains and losses from translation are included in earnings in the year in which they occur.

Short-term investments

Short-term investments consist of GICs with an original term to maturity greater than three months and less than one year. Short-term investments are recorded at cost plus accrued interest which approximates market value.

Capital assets

Capital assets are recorded at cost, net of amortization. Amortization is provided on the following bases over the estimated useful lives of the assets as follows:

Furniture and fixtures	Declining-balance	20%
Network equipment	Declining-balance	30%
Computer hardware	Declining-balance	30%
Computer software	Declining-balance	100%
Licensed technology	Over the term of the license
Leasehold improvements	Over the lessor of the term of the lease
	or useful life

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capital assets (Continued)

The Corporation's policy is to review all long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, the Corporation will estimate the net realizable value of the assets and if less than the carrying value, the Corporation will record an impairment loss if required.

Deferred lease inducements

The Corporation accounts for amounts received in respect of its leased facility for allowances for leasehold improvements as deferred lease inducements which are amortized as a reduction to rent expense on a straight-line basis over the term of the lease. Rental expense from leases with contractual rent increases are recognized on a straight-line basis over the term of the lease. The difference between the rent expense recognized and the amounts contractually due under the lease agreements is presented as a deferred lease inducement liability.

Revenue recognition

Revenue consists of licensed software, royalties, maintenance contracts and professional services. Licensed software revenue is recorded upon execution of a contract and delivery of software, provided that the license price is fixed and determinable, no significant production, modification or customization of the software is required and collection is considered probable by management. Revenue from royalties on the resale of licensed software is recognized as the software is resold to end users. Revenue from maintenance is deferred and recognized rateably over the period the services are provided. In multiple element arrangements, the elements are unbundled from the license fee based on vendor specific objective evidence of relative fair value generally representing the prices charged when the element is sold separately, with any discount allocated proportionally. Professional services revenues are recognized on a proportional performance basis taking into consideration hours completed to date in relation to the total expected hours to complete the deliverable. Deferred revenue arises where payments are received from customers in advance of revenue recognition criteria being met.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial instruments

All financial instruments must initially be recognized at fair value. Measurement in subsequent periods depends on whether the financial instrument has been classified as “held-for-trading”, “available-for-sale”, “held-to-maturity”, “loans and receivables” or “other financial liabilities” as defined by the standard. Financial assets and financial liabilities “held for trading” are measured at fair value with changes in those fair values recognized in net earnings. Financial assets “available-for-sale” are measured at fair value, with changes in the fair values recognized in other comprehensive income. Financial assets “held-to-maturity”, “loans and receivables” and “other financial liabilities” are measured at amortized cost using the effective interest method of amortization.

Income taxes

The Corporation uses the asset and liability method to account for income taxes. Future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for accounting purposes, and their respective tax bases. Future income tax assets and liabilities are measured using enacted and substantively enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in statutory tax rates is recognized in net earnings in the year of change. Future income tax assets are recorded when their recoverability is considered more likely than not.

Research and development costs

Research costs are charged to earnings in the periods in which they are incurred. Development costs are deferred and amortized when the criteria for deferral under generally accepted accounting principles are met, or otherwise expensed as incurred. To date, the Corporation has not deferred any development costs. Research and development costs are recorded net of applicable investment tax credits.

Stock options

The Corporation has a stock option plan described in Note 7. The Corporation follows the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3870,

Stock-Based Compensation and Other Stock-Based Payments, which establishes standards for the recognition, measurement and disclosure of stock-based compensation. Under this section, stock options are measured and recognized using a fair value based method. The stock option compensation expense is calculated using management estimates and the Black-Scholes model. Any consideration paid by employees on exercise of stock options and the corresponding contributed surplus on purchase of stock is credited to share capital.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net loss per common shares

Basic loss per common share is computed using the weighted-average number of common shares outstanding during the period. Diluted loss per common share is computed using the treasury stock method and assumes that, if a dilutive effect is produced, all dilutive securities had been exercised at the later of the beginning of the fiscal period and the security issue date.

Use of accounting estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions such as percentage-of-completion on revenue contracts, collectibility of accounts receivable, amount of investment tax credits receivable, useful lives and impairment of assets and stock-based compensation assumptions including the fair value of shares for which there have been no cash transactions, that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Future accounting pronouncements

Financial instruments

Effective January 1, 2008, the Corporation will be required to adopt two new CICA standards, Section 3862, Financial Instruments - Disclosures and Section 3863,

Financial Instruments - Presentation, which will replace Section 3861, Financial Instruments - Disclosure and Presentation. The new standards carry forward the former presentation requirements and increase the emphasis on the risks associated with both recognized and unrecognized financial instruments and how those risks are managed. These new standards are not expected to have a material effect on the Corporation's consolidated financial statements.

Capital disclosures

In November 2006, the CICA issued the new Handbook Section 1535, Capital Disclosures, effective for annual and interim periods beginning on or after October 1, 2007. This section establishes standards for disclosing information about a company’s capital and how it is managed in order that a user of the financial statements may evaluate the company’s objectives, policies and processes for managing capital. This new standard is not expected to have a material effect on the Corporation's consolidated financial statements.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

3.	CHANGES IN ACCOUNTING POLICIES

Accounting changes

Effective January 1, 2007, the Corporation adopted the new CICA accounting standard Section 1506, Accounting Changes. Section 1506 establishes the accounting treatment and disclosure for changes in accounting policies, changes in accounting estimates and corrections of errors as well as the criteria to be applied in determining if a change in accounting policy is warranted. This new standard has not had a material effect on the Corporation's consolidated financial statements.

Financial instruments

Effective January 1, 2007, the Corporation adopted the new CICA accounting standards contained in Section 3855, Financial Instruments - Recognition and Measurement; Section 3861, Financial Instruments - Disclosure and Presentation; Section 3865, Hedges; and Section 1530, Comprehensive Income.

Cash and short-term investments have been designated as held-for-trading and are accounted for at fair value, with changes in the fair value being recorded in net income. Available-for-sale financial assets are accounted for at fair value with changes in fair value recorded in other comprehensive income. The Corporation has no available-for- sale financial assets at January 1, 2007 or December 31, 2007. Accounts receivable are classified as loans and receivables. Accounts payable, loans payable, convertible notes, and redeemable preferred shares are classified as other financial liabilities. Loans and receivables and other financial liabilities are initially recorded at fair value and subsequently accounted for on an amortized cost basis, using the effective interest rate method. Deferred financing costs relating to redeemable preferred shares are netted against the carrying value of the related debt and amortized into interest expense using the effective interest method. The Corporation has not included a statement of other comprehensive income (“OCI”) because there are no additional adjustments arising from the implementation of these standards that would affect OCI either retroactively or in the current period. The balance included in accumulated other comprehensive loss relates to accounting for the wholly-owned subsidiary in prior periods when the measurement currency differed from the reporting currency.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

4.	CAPITAL ASSETS

		2007
		Accumulated	Net Book
	Cost	Amortization	Value

Furniture and fixtures	$161,270	$72,950	$88,320
Network equipment	20,792	15,092	5,700
Computer hardware	331,607	204,060	127,547
Computer software	130,326	122,465	7,861
Licensed technology	123,985	93,580	30,405
Leasehold improvements	206,647	113,656	92,991

	$974,627	$621,803	$352,824

		2006
		Accumulated	Net Book
	Cost	Amortization	Value

Furniture and fixtures	$153,156	$51,885	$101,271
Network equipment	19,701	12,882	6,819
Computer hardware	309,815	153,760	156,055
Computer software	114,605	108,353	6,252
Licensed technology	123,985	52,569	71,416
Leasehold improvements	206,647	64,549	142,098

	$927,909	$443,998	$483,911

5.	CONVERTIBLE NOTES

On December 14, 2007, the Corporation entered into a Subscription Agreement with certain of its shareholders to provide, in installments, up to the aggregate principal amount of $6,900,000. Such advances are in the form of a Secured Convertible Promissory Note (the Notes), secured by a General Security Agreement bearing interest at a rate of 15% per annum calculated monthly and compounding annually. The Notes are due and payable in a single installment on demand and are convertible into Class D Voting Preferred shares; such Class D Voting Preferred shares are to be created by the Corporation no later than January 31, 2008, at a conversion price of $1.187507 per share.

On December 14, 2007, the Corporation received the initial advance on the Notes in the amount of $297,390 (US$298,932). The Corporation incurred costs of $39,628 related to the issue of the Notes. As the Notes are due on demand, the issue costs were expensed to general and administrative expense in the period.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

5.	CONVERTIBLE NOTES (Continued)

The Class D Voting Preferred shares were created by the Corporation on January 28, 2008 (Note 15). On February 1, 2008, the Company received notice of demand for repayment for these Notes. The Notes were repaid immediately thereafter.

6.	REDEEMABLE SHARE CAPITAL

The following represents the authorized capital of the Corporation:

	a)	Authorized

An unlimited number of Common shares, voting, entitled to dividends if and when declared
An unlimited number of Class A Voting Preferred shares
An unlimited number of Class B Voting Preferred shares
An unlimited number of Class C Voting Preferred shares

The holders of the Class C Voting Preferred shares are entitled to receive dividends, in preference to any dividend on any other shares of any series or classes of the Corporation shares at the rate of eight percent (8%) per annum, of the original issue price of US$1.19 per Class C Voting Preferred share, accrued daily from the date of original issuance of each such Preferred share and payable when, as and if declared by the Board of Directors of the Corporation.

The holders of the Class B Voting Preferred shares are entitled to receive dividends, subject to the prior rights of the Class C Voting Preferred shares as set forth above, in preference to any dividend on any other shares of any series or classes of Corporation shares at the rate of five percent (5%) per annum, of the original issue price of US$1.40 per Class B Voting Preferred share, accrued daily from the date of original issuance of each such Preferred share and payable when, as and if declared by the Corporation Board of Directors of the Corporation.

The holders of the Class A Voting Preferred shares are entitled to receive dividends, subject to the prior rights of the Class C Voting Preferred shares and the Class B Voting Preferred shares, respectively, as set forth above, in preference to any dividend on any other shares of any series or classes of Corporation shares at the rate of five percent (5%) per annum, of the original issue price of US$1.00 per Class A Voting Preferred share, accrued daily from the date of original issuance of each such Preferred share and payable when, as and if declared by the Board of Directors of the Corporation.

There were no dividends declared by the Board of Directors since the inception of the Corporation.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

6.	REDEEMABLE SHARE CAPITAL (Continued)

	a)	Authorized (Continued)

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class C Voting Preferred shares are entitled to receive, in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other shares of any series or classes of stock an amount per Preferred share equal to one (1) times the original issue price of US$1.19 per Preferred share (as adjusted for any stock dividends, combinations or splits) ("Original Issue Price"), plus all declared but unpaid dividends.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Voting Preferred shares are entitled to receive, subject to the prior rights of the Class C Voting Preferred shares as set forth above in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other shares of any series or classes of stock an amount per Preferred share equal to one (1) times the original issue price of US$1.40 per Preferred share (as adjusted for any stock dividends, combinations or splits) ("Original Issue Price"), plus all declared but unpaid dividends.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Voting Preferred shares are entitled to receive, subject to the prior rights of the Class C Voting Preferred shares and the Class B Voting Preferred shares, respectively, as set forth above in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other shares of any series or classes of stock an amount per Preferred share equal to one (1) times the original issue price of US$1.00 per Preferred share (as adjusted for any stock dividends, combinations or splits) ("Original Issue Price"), plus all declared but unpaid dividends.

A change of control of the Corporation is considered to be a liquidation thereby entitling the holders of Preferred shares to the preferences described above unless the holders of at least seventy percent (70%) of the voting power of the Preferred shares agree otherwise. Subsequent to year-end, there was a change of control which was considered a liquidation event (Note 15).

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

6.	REDEEMABLE SHARE CAPITAL (Continued)

	a)	Authorized (Continued)

At any time after May 23, 2011, the holders of at least 70% of the Preferred shares may request redemption of all of such holders’ Preferred shares by delivering one hundred twenty (120) days written notice of such request to the Corporation. Within five (5) business days after receipt, the Corporation must notify all other holders of Preferred shares who may then also request redemption of their Preferred shares within ten (10) business days. The Corporation is required to redeem all Preferred shares with respect to which redemption requests have been made within one hundred twenty (120) days after receipt of the initial redemption request at a price per share equal to, in the case of the Class C Voting Preferred shares the sum of the Original Class C Issue Price plus all declared but unpaid dividends for each Class C share, in the case of the Class B Voting Preferred shares the sum of the Original Class B Issue Price plus all declared but unpaid dividends for each Class B share and, in the case of the Class A Voting Preferred shares the sum of the Original Class A Issue Price plus all declared but unpaid dividends for each Class A share.

Each Preferred share shall be convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of fully paid and non-assessable Common shares as is determined by dividing, in the case of the Class A shares the sum of the Original Class A Issue Price plus all declared but unpaid dividends on each Class A share, by the conversion price then in effect, in the case of the Class B shares the sum of the Original Class B Issue Price plus all declared but unpaid dividends on each Class B share, by the conversion price then in effect and is subject to adjustment in accordance with the terms of the Class B Voting Preferred shares and in the case of the Class C shares the sum of the Original Class C Issue Price plus all declared but unpaid dividends on each Class C share, by the conversion price then in effect and is subject to adjustment in accordance with the terms of the Class C Voting Preferred shares. The conversion price is initially, in the case of each Class A share, the Original Class A Issue Price and is subject to adjustment in accordance with the terms of the Class A Voting Preferred shares, in the case of each Class B share the Original Class B Issue Price and is subject to adjustment in accordance with the terms of the Class B Voting Preferred shares and in the case of each Class C share the Original Class C Issue Price and is subject to adjustment in accordance with the terms of the Class C Voting Preferred shares.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

6.	REDEEMABLE SHARE CAPITAL (Continued)

	a)	Authorized (Continued)

Each Preferred share shall automatically be converted into Common shares at the then effective conversion price, upon the earlier of (i) the closing of the sale of the Corporation’s Common shares in a firm commitment, underwritten public offering registered under the Securities Act of 1933 or pursuant to a prospectus filed under Canadian securities laws (and resulting in the listing of the Common shares on NASDAQ, The New York Stock Exchange, the American Stock Exchange, or The Toronto Stock Exchange), at a price per share of not less than three (3) times the Original Class C Issue Price, in which the aggregate net proceeds to the Corporation (before deduction for underwriters’ discounts and expenses relating to the issuance, including without limitation fees of the Corporation’s counsel) exceed $40,000,000; or (ii) in the case of Class C Voting Preferred shares only, the date specified by written resolution or agreement of the holders of at least 70% of the voting power of the outstanding Class C Voting Preferred shares.

	b)	Unanimous shareholders' agreement

Pursuant to a unanimous shareholders' agreement dated March 7, 2003, and amended on March 25, 2004 and April 8, 2005 and further amended on May 23, 2006, in the event that there is no qualified IPO or qualified sale by May 23, 2011, the Corporation shall be required, upon written notice from a Preferred Shareholder and subject to the approval of not less than 70% of all outstanding Preferred shares to seek and undertake a transaction which will allow for the Preferred Shareholders to dispose all of their shares in the Corporation (including Common shares) on a non-oppressive basis and on the same terms for all shares of the same class, as the case may be, including but not limited to the following:

i)	arranging for the sale of 100% of the shares of the Corporation;
ii)	proceeding with a public offering of shares;
iii)	arrange for the sale of all or substantially all of the assets of the Corporation; or
iv)	arranging for the sale of 100% of the shares held by the Preferred Shareholders.

Common Shareholders not owning Preferred shares do not have these rights and, as a result, Common shares are classified as equity (Note 7a).

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

6.	REDEEMABLE SHARE CAPITAL (Continued)

c)	Continuity for redeemable share capital:

									Value
									Redeemable
	Redeemable		Class A Voting		Class B Voting		Class C Voting		Share
	Common Shares		Preferred Shares		Preferred Shares		Preferred Shares		Capital
	Number	Amount	Number	Amount	Number	Amount	Number	Amount

December 31, 2005
balance	856,796	$800,949	4,239,552	$4,546,203	4,490,968	$7,066,091	-	$-	$12,413,243

Issued for cash
consideration	-	-	-	-	-	-	5,221,022	6,941,940	6,941,940

Issued on conversion
of convertible
debentures	-	-	-	-	-	-	893,221	1,130,003	1,130,003

Purchased for cash
consideration	-	-	(75,000)	(84,203)	-	-	-	-	(84,203)

Unrealized foreign
exchange loss (gain)	-	-	-	9,575	-	14,818	-	327,878	352,271

Less:
Issuance costs	-	-	-	-	-	-	-	(75,159)	(75,159)
Accretion of issue
cost	-	2,892	-	17,522	-	21,242	-	9,143	50,799

December 31, 2006
balance	856,796	803,841	4,164,552	4,489,097	4,490,968	7,102,151	6,114,243	8,333,805	20,728,894

Unrealized foreign
exchange loss (gain)	-	-	-	(694,581)	-	(1,074,941)	-	(1,254,856)	(3,024,378)

Less:
Accretion of issue
cost	-	2,892	-	17,522	-	21,242	-	11,893	53,549

December 31, 2007
balance	856,796	$806,733	4,164,552	$3,812,038	4,490,968	$6,048,452	6,114,243	$7,090,842	$17,758,065

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

7.	SHARE CAPITAL

a)	Issued and outstanding Common shares

	Number of
	Common	Dollar
	Shares	Amount

Balance, December 31, 2007 and 2006	445,771	$415,686

b)	Stock options

The Corporation has established a stock option plan applicable to employees, directors and consultants of the Corporation. The stock option plan is administered by the Corporation’s Board of Directors. Under the terms of the stock option plan, there are 3,500,000 shares of Common stock reserved for the grant of options. Generally, the options are issued with an exercise price equal to the fair market value of the underlying share and must be exercised within a period of 10 years from the date of grant. Twenty-five percent (25%) of the options shall vest on the first anniversary of the date of option grant. Subsequently, 6.25% vest each successive quarter.

Activity in the stock option plan is summarized below:

	2007		2006
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
		(in US dollars)		(in US dollars)
Options outstanding,
beginning of year	2,718,398	$0.33	1,989,664	$0.33
Granted	407,750	$0.33	1,264,563	$0.33
Forfeited	(86,000)	$0.33	(535,829)	$0.33

Options outstanding,
end of year	3,040,148	$0.33	2,718,398	$0.33

Options exercisable,
end of year	1,499,823	$0.33	831,517	$0.33

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

7.	SHARE CAPITAL (Continued)

b)	Stock options (Continued)

	Options Outstanding		Options Exercisable
	Number	Weighted	Number	Weighted
	Outstanding	Average	Exercisable	Average
	at	Remaining	at	Remaining
Exercise Price	December 31,	Contractual	December 31,	Contractual
(in US Dollars)	2007	Life	2007	Life

$ 0.33	3,040,148	7.93	1,499,823	7.50

c)	Stock-based compensation

During fiscal 2007, the Corporation granted 407,750 (2006 - 1,264,563) stock options to employees. The weighted average fair value of stock options granted in the fiscal periods ending December 31, 2007 was $0.06 (2006 - $0.06) and was determined using the Black-Scholes model and the following assumptions: 5-year life, fair value of Common share US$0.33, interest rate of 4%, volatility of 0% and no dividends. Expense of $49,799 (2006 - $45,693) is included in general and administrative expense.

The Black-Scholes model used by the Corporation to calculate option values, as well as other currently accepted option valuation models, were developed to estimate the fair value of freely tradable, fully transferable options without vesting restriction, which significantly differ from the Corporation’s stock option awards. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values.

d)	Earnings per share

As a result of the net losses for the period presented, the following potentially dilutive securities have not been included in the calculation of diluted loss per common share, because to do so would have been anti-dilutive:

	2007	2006

(Number of shares)

Stock options	-	-
Convertible preferred shares	14,091,726	11,106,084
Convertible notes	11,664	-

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

7.	SHARE CAPITAL (Continued)

e)	Contributed surplus

December 31, 2005 balance	$33,482
2006 Stock compensation expense	45,693

December 31, 2006 balance	79,175
2007 Stock compensation expense	49,799

December 31, 2007 balance	$128,974

8.	RESEARCH AND DEVELOPMENT

	2007	2006

Total research and development expense	$4,833,512	$3,992,425

Less: investment tax credits	(1,423,830)	(1,097,000)

Research and development expense	$3,409,682	$2,895,425

These claims are subject to audit by the Canada Revenue Agency. In the opinion of management, the treatment of research and development for income tax purposes is appropriate.

9.	INCOME TAXES

The Corporation has incurred research and development expenditures in excess of amounts claimed for Canadian federal and provincial (Ontario) income tax purposes of approximately $7,957,000 (2006 - $5,450,460). These expenditures are available to reduce future years’ taxable income and have no expiry date.

The Corporation has non-refundable credits of $1,152,000 (2006 - $756,650) available to apply against future taxes payable, which commence to expire in 2013.

The future benefit of these unclaimed expenditures, credits and loss carryforwards has not been recorded in these financial statements.

Effective the first tax year ending after December 31, 2008, all tax balances will convert to the federal balance. As the Corporation's provincial tax balances exceed the federal tax balances, the difference will generate a non-refundable tax credit of $574,000 that can be applied against Ontario provincial corporate taxes over the subsequent five-year period.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

9.	INCOME TAXES (Continued)

The income tax expense reported differs from the amount computed by applying the statutory rate to the net loss for the following reasons:

	2007	2006

Statutory income tax rate	36.12%	36.12%

Expected income tax recovery	$(705,151)	$(1,850,857)
Permanent differences	(719,288)	(67,750)
Change in valuation allowance	1,025,437	1,918,310
Change in enacted tax rates	522,326	272,740
Other	(123,324)	(272,443)

Income tax expense	$-	$-

The future tax assets of the Corporation are comprised of:

	2007	2006

Financing costs	$(40,093)	$(73,852)
Investment tax credits carried forward	(980,019)	(606,355)
Future tax assets
Losses carried forward	(3,169,390)	(2,692,132)
Unclaimed research and development expenses	(2,866,842)	(2,202,868)
Property and equipment	(496,992)	(518,712)

Total future tax asset	(7,553,336)	(6,093,919)
Future tax liabilities
Cumulative unrealized foreign exchange gain	438,535	37,578

Net future tax assets	(7,114,801)	(6,056,341)
Valuation allowance	7,114,801	6,056,341

Net future tax assets	$-	$-

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

9.	INCOME TAXES (Continued)

As at December 31, 2007, the Corporation has non-capital losses available to reduce taxable income and which expire as follows:

	Canada	United States

2010	$1,172,006	$-
2014	907,135	-
2015	2,354,835	-
2025	-	691,185
2026	2,299,085	691,820
2027	2,065,788	433,831

	$8,798,849	$1,816,836

10.	FINANCIAL INSTRUMENTS

Fair value

The fair value of cash, short-term investments, accounts receivable, other receivables, investment tax credits receivable and accounts payable approximate their carrying amounts due to the short-term nature of these instruments. The fair value of the convertible notes approximates their carrying value due to the proximity of the issuance to year-end. The fair value of redeemable share capital is not readily determinable as there is no market for the instruments.

Credit risk

The Corporation is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the Corporation has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit limits. The Corporation has a concentrated credit risk with two customers that account for 66% and 34% of its accounts receivable as at December 31, 2007 (71% and 9% respectively at December 31, 2006).

Foreign exchange

The Corporation is exposed to currency rate fluctuations primarily related to its future net cash flows of US dollars from operations.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

11.	COMMITMENTS

Pursuant to a license agreement ("Amended Omnibus Agreement") and a sponsored research agreement ("Amended Research Agreement") with Columbia University, a shareholder of the Corporation, the Corporation agreed to provide financial support for SIP (Session Initiation Protocol) research in the field of Internet/Ethernet Telephony conducted at Columbia’s Department of Computer Science. Subject to certain limitations, the Corporation is entitled to an exclusive license from Columbia University for all inventions and research information directly relating to the field of Internet/Ethernet Telephony. Such license will be subject to the same terms and conditions as the Amended Omnibus Agreement. In exchange for the rights granted under the Amended Research Agreement, FirstHand agreed to pay Columbia US$300,000 per agreement year, in semi-annual installments of US$75,000 each, commencing on July 1, 2003, and ending on April 1, 2006. Under the terms of the First Amendment to Amended Research Agreement, dated June 28, 2005, the term of the agreement was extended from June 30, 2006 to June 30, 2009, of which the future payments are as follows:

2008	US$	247,000
2009		109,000

		$356,000

Commitments under an operating lease for office facilities are approximately as follows:

2008	$115,000
2009	134,000
2010	34,000

$283,000

The Corporation is committed to make payments to certain members of senior management in the event of their termination. At December 31, 2007, there are contractual commitments of $436,000. Subsequent to year-end, certain members of senior management were terminated pursuant to a change in control of the Corporation (Note 15).

12.	SEGMENTED INFORMATION

The Corporation operates in one operating segment: computer software solutions. This segment engages in business activities from which it earns license, support and professional services revenues, and incurs expenses.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

12.	SEGMENTED INFORMATION (Continued)

Revenues from external customers are attributed to geographic areas based on the location of the contracting customers. The following table sets forth external revenue by geographic areas:

	December 31,	December 31,
	2007	2006

United States	$1,228,086	$954,463
Canada	432,425	35,350
Other	69,187	188,536

	$1,729,698	$1,178,349

For the year ending 2007, the Corporation had three customers that accounted for greater than ten percent of revenue for a total of 93%. These customers accounted for 32%, 31%, and 30% of the total revenue.

For the year ending 2006, the Corporation had two customers that accounted for greater than ten percent of revenue for a total of 77%. These customers accounted for 66% and 11% of the total revenue.

Capital assets are located in Canada.

13.	CHANGES IN NON-CASH OPERATING WORKING CAPITAL ITEMS

	2007	2006

Accounts receivable	$255,407	$(314,117)
Investment tax credits receivable	(89,564)	(196,993)
Other receivables	(6,895)	2,596
Prepaid expenses	(6,066)	20,840
Accounts payable and accrued liabilities	297,739	178,981
Deferred revenue	(6,279)	8,708

	$444,342	$(299,985)

14.	UNITED STATES ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian GAAP. The following presents the U.S. GAAP balance sheet and the impact on the Statement of Loss and Comprehensive Loss for differences between Canadian and U.S. GAAP.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

14.	UNITED STATES ACCOUNTING PRINCIPLES (Continued)

a)	U.S. GAAP balance sheets

	2007	2006
CURRENT ASSETS
Cash	$766,421	$4,759,396
Short-term investments	20,000	50,000
Accounts receivable	264,418	519,825
Investment tax credits receivable	1,000,000	910,436
Other receivables	21,846	14,951
Prepaid expenses	101,445	95,379
	2,174,130	6,349,987
CAPITAL ASSETS	352,824	483,911
	$2,526,954	$6,833,898
CURRENT LIAIBILITIES
Accounts payable and accrued liabilities	$1,159,431	$861,692
Current portion of deferred lease inducements	30,000	30,000
Deferred revenue	78,765	85,044
Convertible notes	297,390	-
	1,565,586	976,736
DEFERRED LEASE INDUCEMENTS	99,149	121,669
	1,664,735	1,098,405
COMMITMENTS
REDEEMABLE SHARE CAPITAL (Note 1)	21,482,406	21,428,857
SHAREHOLDERS' DEFICIENCY
Share capital	415,686	415,686
Additional paid-in capital (Note 2)	145,245	69,500
Accumulated other comprehensive income	277,660	277,660
Deficit (Notes 1 and 2)	(21,458,778)	(16,456,210)
	(20,620,187)	(15,693,364)
	$2,526,954	$6,833,898

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

14.	UNITED STATES ACCOUNTING PRINCIPLES (Continued)

b)	U.S. GAAP Statement of Loss and Comprehensive Loss

	2007	2006

Net loss - Canadian GAAP	$(1,952,244)	$(5,142,188)
Add back unrealized foreign exchange (gain) loss -
Canadian GAAP (Note 1)	(3,024,378)	352,271
Add back stock-based compensation -
Canadian GAAP (Note 2)	49,799	45,693
Stock-based compensation - US GAAP (Note 2)	(93,924)	(86,180)

Net loss and comprehensive loss - US GAAP	$(5,020,747)	$(4,830,404)

Net loss per Common share - basic and diluted	$(3.85)	$(3.36)

Weighted average number of Common shares
outstanding - basic and diluted	1,302,567	1,302.567

c)	Footnotes

(1)

Under U.S. GAAP, redeemable convertible Preferred shares and related redeemable Common shares are recorded as mezzanine equity at their fair value on the date of issue and excluded from both shareholders’ equity and liabilities. As a mezzanine instrument, the Preferred shares are valued at their initial fair value, and not subsequently revalued to their redeemable value until they become redeemable in 2011.

Under Canadian GAAP, these Preferred shares are treated as compound instruments and divided into their debt and equity components based on the relative fair values at the time of issue and the effective interest related to the debt component is charged to earnings. The full amount of the redeemable shares has been treated as debt for Canadian GAAP purposes as the Common shares are also redeemable. As a monetary liability, for Canadian GAAP, the US dollar denominated Preferred shares have been revalued at current foreign exchange values at each year end. Therefore, the foreign exchange difference charged to loss under Canadian GAAP has been reversed as a U.S. GAAP adjustment.

(2)

Under U.S. GAAP, private companies are required to make a volatility estimate. The Corporation has made an estimate based on an appropriate industry sector index as allowed by FAS123R. Under Canadian GAAP, the Corporation uses the minimum value approach as allowed for private companies. Therefore, a U.S. GAAP adjustment has been made for the difference in the stock-based compensation expense created by the inclusion of volatility in the valuation of the stock options.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

14.	UNITED STATES ACCOUNTING PRINCIPLES (Continued)

(3)	Future U.S. GAAP pronouncements

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes," which is an interpretation of SFAS No. 109, "Accounting for Income Taxes". FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. In addition, FIN 48 clearly scopes out income taxes from SFAS No. 5, "Accounting for Contingencies". FIN 48 is effective for fiscal years beginning after December 15, 2006. The Corporation implemented this interpretation in fiscal 2007, with no significant impact.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosure about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Corporation is currently analyzing the effect, if any, SFAS No. 157 will have on its consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115." SFAS No. 159 permits companies to measure many financial instruments and certain other items at fair value at specified election dates. Unrealized gains and losses on these items will be reported in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions), is irrevocable and is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. This Statement is required to be adopted by the Corporation in the first quarter of its fiscal year 2008. The Corporation is currently assessing the impact of the adoption of this Statement.

FIRSTHAND TECHNOLOGIES INC.
Notes to the Consolidated Financial Statements
years ended December 31, 2007 and 2006
(in Canadian dollars except share and option information)

14.	UNITED STATES ACCOUNTING PRINCIPLES (Continued)

(3)	Future U.S. GAAP pronouncements (Continued)

In December 2007, the FASB revised SFAS No. 141R, "Business Combinations." This revision establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, recognizes and measure the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement is required to be adopted by the Corporation for business combinations for which the acquisition date is on or after the beginning of the first fiscal year beginning on or after December 15, 2008. The Corporation is currently assessing the impact of the adoption of this Statement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51." SFAS No. 160 establishes accounting and reporting standards for noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Corporation is currently assessing the impact of the adoption of this Statement.

15.	SUBSEQUENT EVENTS

On January 28, 2008, the Corporation modified its articles of incorporation to create an unlimited number of Class D Preferred shares. The Corporation received cash proceeds of US$6,600,000 during January 2008 in exchange for the issuance of notes convertible into Class D Preferred shares.

On January 28, 2008, the Corporation entered into an agreement with CounterPath Corporation ("CounterPath") whereby all of the issued and outstanding shares of the Corporation would be exchanged for Common shares of CounterPath. The transaction closed on February 1, 2008.